Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101653 and 333-82379) of NEON Systems, Inc. of our report dated November 13, 2004, relating to the financial statements of ClientSoft, Inc., which appears in the Current Report on Form 8-K/A of NEON Systems, Inc. dated February 25, 2005.

/s/ Goldstein Schechter Price Lucas Horwitz & Co., P.A.

February 25, 2005